Exhibit 10.26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

TERMS OF REFERENCE FOR DIRECT HIRING CD No [***] "ATM AND POS SERVICE FOR FINANCIAL OPERATIONS DERIVED FROM THE CRYPTOCURRENCY BITCOIN AT THE NATIONAL LEVEL"

CONTRACT N’ 56/2021

We, [***] of legal age, public accountant, of this domicile, with my Single Document of identity number [***], acting in the name and representation of the MINISTERIO DE HACIENDA, with Number of Identification Tax [***], as Ministro, named by Executive Agreement number two hundred and sixty-eight issued in the Presidential House on the twenty-ninth day of July of two thousand and twenty, published in the Official Gazette number one hundred and fifty-four number four hundred and twenty-eight of the thirty of July of two thousand twenty, who in this instrument or will call me THE CONTRACTOR, on the one hand, and on the other, Eric Lloyd Gravengaard, of legal age, of American nationality, identifying me with my Passport number [***], issued by the Department of State of the United States. United States of America [***] and with expiration date [***], person who speaks, reads, writes and understands the Spanish language, acting as Executive Director of the Company ATHENA BITCOIN INC., according to documentation forming part of this instrument, a duly organized legal person existing under the laws of the United States of America, with domicile in the city of [***] United States of America, incorporated in the State of Delaware, Secretary of State, Division of Corporations as stated in certificate of incorporation of ATHENA BITCOIN, INC., whose purpose is established in the corresponding instrument of constitution that is an integral part of this Contract; in this sense the joy of the faculties to grant acts such as the present; who in this instrument will call me THE CONTRACTOR, and in the qualities expressed above WE MANIFEST: That we agreed to grant and in effect we grant from the process of Direct Contracting CD No. [***], called "SUPPLY OF SERVICES FOR THE DEVELOPMENT OF CHIVO WALLET", and this contract of in accordance with the Law on Acquisitions and Contracting of the Public Administration, hereinafter referred to as LACAP, its Regulations hereinafter referred to as RELACAP, and the clauses that are detailed hereinto: I) OBJECT OF THE CONTRACT: The Contractor undertakes to provide the SUPPLY OF SERVICES FOR THE DEVELOPMENT OF THE CHIVO WALLET APPLICATION, from the planning, integration and start-up, in accordance with the Contracting Term. The following General Conditions should also be considered:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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No.	Description
1	The Contractor assumes all the services to auxiliaries, is to say those that are inherent, necessary or habitual to fulfill the object of the contract.
2	The Contractor shall only use personal who is duly trained, experienced and qualified to provide the services.
3	All the necessary technology should be provided so that the Ministerio de Hacienda uses or makes available the services for digital platform of Bitcoin as contemplated in the services described in the Terms of the Contract.
4	The Contractor must comply with the condition of ownership of intellectual property as established in the Terms of the Contract.
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The Contractor provides a dedicated team for the integration and development of the services.

The Ministerio de Hacienda through the contract administrator, may request weekly reviews, conciliation reviews of reports, and revision of activities and operations to discuss any specific problem that may arise with the services.

6	Reports on the execution of the service must be provided to the Contract Administrator

II) CONTRACTUAL DOCUMENTS: They are an integral part of the contract the following documents: request, reasoned resolution, addends (if any), claims (if any), Terms of the Contract, offer, adjudicative resolution, guarantee of compliance with the contract and other documents that emanate from this contract, which are complementary amongst them and will be interpreted jointly. III) SOURCE OF RESOURCES, PRICE AND METHOD OF PAYMENT: The obligations arising from this instrument shall be covered by the Budget of the Nation, for which purpose it has been seen the corresponding budgetary allocation. The Contractor undertakes to cancel to the Contractor the total amount of up to FOUR MILLION EIGHT HUNDRED AND FORTY-SIX THOUSAND 00/100 DOLLARS OF THE UNITED STATES OF AMERICA (US$4,846,000.00), which includes the Tax of the Transfer of Movable Goods and the Provision of Services, plus service fee of one per cent par ATMs, previous contract amendment managed by the Contract Administrator. The form of payments for payments is set out in the relevant economic offer. Payments shall be made within sixty days after the receipt of the remain applicable, or within thirty days for companies such as MYPES, provide for the presentation of the original receipt certificate signed by the Contractor and the Contract Administrator or proof of delivery in the name of the Treasury. The payments detailed above are made in the Financial Statement of the Ministry of Finance through deposit in the bank account provided by the Contractor for a Bank Account which he submits to the Institutional Department of Treasury.

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The procedure for the recall of the Remain must be completed within three days after having subscribed the act of reception. IV) TERM AND VALIDITY: The place for the execution of the services setout in this instrument is for the period from August to December of two thousand and twenty-one. The term of this contract is from its date of subscription until the month of December two thousand and one. V) WARRANTIES: To ensure compliance with the obtained number of these contracts, the contractor shall award in favor of the State and Government of the Treasury: Guarantee of Performance of the Contract, under Article Thirty-Five of the LACAP, which must be issued by banks and insurance companies authorized by the Superintendence of the Financial System of El Salvador, in this case is established for an amount equivalent to ten (10%) percent of the amount It shall have a period of nine months from the date of subscription of this contract and shall be delivered to the Departmento de Adquisiciones y Contrtaciones Instucionales of the Ministerio de Hacienda, within the fifteen days, after the date of subscription of this instrument . VI) ADMINISTRATION OF THE CONTRACT: The follow-up to the compliance of the contractual obligations will be in charge of the Administrator of Contract designated by the corresponding Agreement that is an integral part of this contract and among other attributions will have those established in the articles eighty-two Bis y one hunderd twenty six if the LACAP; forty-two second and third subparagraphs and seventy-four, seventy and five second subparagraph, seventy-seven, eighty-eighty-one of the RELACAP and the applicable to what is stated in the Manual of Procedures for the Ciclo de Gestion of Acquisitions and Contracting of the lnstituciones of the Public Administration, in addition, will issue the order of initiation The corresponding , the Evaluation of the Performance of the contractor and shall forward it to the Department of Procurement and Contracting within eight working days after the end of the contractual contract. In the event that the Administrator of Contract is substitute, regardless of the reason or there is modification in the position, only the corresponding Executive Agreement will be modified, being the responsibility of the head of the unit to solicit before the processing and remission of copy of the same to the Financial Direction and to the Institutional Department of Acquisitions and Contracting, in addition to informing the contractor about the changes made. VII) MINUTES OF RECEPTION: Corresponds to the Administrator of Contract in coordination with the contractor, the elaboration and signature of the minutes of reception of accordance with the article eighty-two bis literal e) and f) of LACAP, which should at least contain what is in Article seventy seven of the RELACAP and shall be distributed in the period of three working days after subscribed, like this: To the contractor and to the Institutional Department of Procurement and Contracting l. VIII) MODIFICATION: By common agreement the present contract may be modified or extended in its place and validity before the expiry of the term, in accordance with provisions of articles eighty-three A and eighty-three B of the LACAP; also, the amount of the contract maybe modified if it is necessary to introduce variations to the original established amount. In this case it is necessary to modify or extend the amounts of the Warranty of compliance of the Contract; the corresponding resolution shall be issued by the Holder and subsequently the Corresponding Resolution and subsequently the Title, signed by the authorized signatory of the Contractor, which shall form part of this agreement.

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IX) EXTENSION: By common agreement, this contract may be extended in accordance with the provisions of articles eighty three of the LACAP and seventy-five of the RELACAP, in such cases it must be modified or extend the deadlines and amounts of the Guarantee of Compliance with Contract; for which the contracting institution will file the corresponding resolution that will be signed by the Holder and subsequently the extension of the contract. X) ASSIGNMENT: Upon the express authorization of the contractor, the contractor may not transfer or assign to any title, the rights and obligations arising from this contract. The transfer or cessation carried out without the authorization referred to above will give rise to the expiry of the contract, proceeding also to make effective the Guarantee of Control Policy. XI) SANCTIONS: In case of non-compliance or the contractor expressly submits to the sanctions emanating from the LACAP either fine for late payment, disqualification, extinction, which will be imposed following due process by the contractor, to whose competence is subject for the effects of its imposition. XII). GROUNDS FOR CONTRACTUAL TERMINATION: This contract will be terminated for the following reasons: For the expiration by mutual agreement between the parties against t antis or by revocaci6n. XIII) TERMINATION. The Contracting Party may agree to the termination of the contractual obligations at any time, provided that there is no cause of inaction attributable to the Contractor and that for reasons of public interest make unnecessary or inconvenient the term of the contract, without any responsibility than to which corresponds to the execution of the portion already supplied. XIV) CONFLICT RESOLUTION: In case of conflict, both parties submit to the courts of to the city of San Salvador, to whose courts they submit.

XV) INTERPRETATION OF THE CONTRACT: The contracting party reserves the right to interpret this contract, in accordance with the Constitution of the Republic, LACAP, RELACAP, and other applicable legislation, and the General Principles of Administrative Law and in the manner that best suits the interests of the contractor, with in respect of the provision which is the subject of this instrument, in such a case, may give written instructions which are appropriate in this regard. The committee expressly accepts the provisions and undertakes to comply strictly with the instructions issued by the contracting party in this regard. XVI) SOCIAL RESPONSIBILITY: In the event that the General Directorate of Labor Inspection of the Ministry of Labor and Social Security is found to be in breach by the offeror of the regulations prohibiting child labor and the protection of the person employed; the corresponding procedure shall be initiated for the purpose of committing or not committing within the present purchasing order procedure, or during the execution of the conduct which is disposed in Article 158 Romano V) literal b) of the LACAP, in relation to the invocation of false facts to obtain the award of the contract. Failure to comply with the abovementioned shall be deemed to have been established if, during the re-inspection procedure, it is determined that there was a remedy for having committed an infringement, or on the contrary it is referred to the disciplinary procedure, and in the latter case it must have been to complete the procedure to know the final resolution. XVII) LEGALFRAMEWORK: The legal framework applicable to this direct contract, la Ley de Adquisiciones y Contrataciones de la Administracion Publica y and its regulation, and in subsidiary form the laws of the Republic of El Salvador, applicable to this type of proceeding. XVIII) NOTIFICATIONS AND COMMUNICATIONS: The contractor designates as a place to receive notification the Departmento de Adquisiciones y Contrataciones lnstitucional of the Ministerio de Hacienda, [***] San Salvador and the hired party designates to the same effect, even for the imposition of sanctions, if any, the address designated in the of bidder identification form. In the event of a change of place for the reception of notices from the contractor, the latter shall be due to the contract to the Institutional Department of Procurement and Contracting. San Salvador, at twenty days of the month of August two thousand and twenty-one.

/s/ [***] [***] Ministry of the Treasury (Ministro ce Hacienda) Authorized Signatory/Party [the CONTRACTOR]	/s/ Eric Lloyd Gravengaard Eric Lloyd Gravengaard CEO / Legal Representative of ATHENA BITCOIN, INC. Authorized Signatory/Party [the CONTRACTOR]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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